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                                                                   EXHIBIT 21.1


                        INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2005


SUBSIDIARY NAME                              STATE OF ORGANIZATION
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
ChemFree Corporation                         Georgia
CoreCard Software, Inc.                      Delaware
QS Technologies, Inc.                        Georgia
VISaer, Inc.                                 Delaware